UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2020

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5565 Glenridge Connector Suite 450
Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(770) 418-8800
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PDM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 24, 2020, Piedmont Office Realty Trust, Inc. ("the Registrant" or "Piedmont") amended its previously unfunded $150 million term loan facility to increase the principal amount to $300 million and extend the term to up to two years, for a maximum extended maturity date of March 11, 2022 (the "$300 Million Unsecured 2020 Term Loan"). Further, the Registrant drew the full $300 million available under the amended facility and used the proceeds to repay outstanding draws on its $500 Million Unsecured 2018 Line of Credit. The amounts outstanding under the $300 Million Unsecured 2020 Term Loan bear interest at LIBOR plus 140 basis points based on the Registrant's current credit rating. US Bank National Association and JPMorgan Chase Bank, N.A. joined Truist Bank as lenders on the amended facility. The foregoing does not purport to be a complete description of the terms of the amended $300 Million Unsecured 2020 Term Loan and is qualified in its entirety by reference to Amendment No. 1 to Term Loan Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events

Piedmont remains vigilant in helping to ensure the safety of our employees, vendors, and tenants as a result of the widespread COVID-19 pandemic. At this time, all buildings remain open for tenant access for essential employees, subject to local “shelter in place” regulations. While a majority of Piedmont’s tenants are larger, investment-grade corporate users, management is still evaluating the extent of any financial impact on the company’s earnings projections. No material impact is expected on first quarter 2020 estimates. Thus far, preliminary reviews also indicate no significant change to previously published annual 2020 earnings guidance. The extent of any impact on this annual guidance will depend upon how long the economic disruption associated with the pandemic lasts. Piedmont intends to update its guidance when first quarter financial results are released in late April 2020.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Amendment No. 1 to Term Loan Agreement, dated March 24 2020, by and among Piedmont Operating Partnership, LP, as Borrower, Truist Bank, as administrative agent and lender, and JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as new Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.
(Registrant)

Dated:	March 30, 2020	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President